SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported) December 10, 1997



                      INTERNATIONAL FRANCHISE SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)



      DELAWARE                     0-26270                     52-1853204
(State of Organization)      (Commission File No.)           (IRS Employer
                                                         Identification Number)



                       6701 Democracy Boulevard, Suite 300
                               Bethesda, MD 20817
                    (Address of principal executive offices)


                                 (301) 897-4870
              (Registrant's telephone number, including area code)

Item 4.  Changes in Registrant's Certifying Accountants

Moore Stephens, P.C. was previously the principal accountants for International Franchise Systems, Inc. On December 10, 1997 that firm's appointment as principal accountants was terminated. The decision to terminate was approved by the board of directors and the Company expects to announce it's selection of a new accounting firm before the first of the year.

In connection with the audits of the two fiscal years ended December 29, 1996, and the subsequent interim period through December 10, 1997, there were no disagreements with Moore Stephens, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject of the disagreement.

The audit reports of Moore Stephens, P.C. on the consolidated financial statements of International Franchise Systems, Inc, and subsidiaries as of and for the years ended December 29, 1996 and December 31, 1995, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. A letter from Moore Stephens, P.C. is attached as Exhibit A.

                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                      INTERNATIONAL FRANCHISE SYSTEMS, INC.


Date:  December 10, 1997            By:     /s/ H. Michael Bush
                                            H. Michael Bush, President
                                            (Principal Executive Officer
                                            and Principal Accounting Officer)